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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION
                                       OF
                       NEW IBERIA NATIONAL BANCORP, INC.


The undersigned, for the purpose of forming a corporation under the Business Corporation Law of Louisiana, does hereby make, sign and acknowledge these Articles of Incorporation, stating as follows:


                                   ARTICLE I

The name of the corporation is New Iberia National Bancorp, Inc.

REFERENCE:  SEE AMENDMENT FOR ARTICLE I DATED APRIL 11, 1988.


                                   ARTICLE II


The purpose of the corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.




                                  ARTICLE III

This corporation has authority to issue an aggregate of Ten Million (10,000,000) shares of capital stock, all of which are designated common stock having a par value of Ten and No/100 ($10.00) dollars per share.

REFERENCE:  SEE AMENDMENT FOR ARTICLE III DATED APRIL 17, 1995.



                                   ARTICLE IV

In the election of directors, each shareholder of record shall be entitled to one vote, either in person or by proxy, for each share of stock standing in his name on the books of the corporation. Shareholders shall not have cumulative voting in the election of directors.

REFERENCE:  SEE AMENDMENT FOR ARTICLE IV DATED JUNE 27, 1983.



                                   ARTICLE V

Shareholders shall have preemptive rights.





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                                   ARTICLE VI

If shareholder action or approval is required by law in connection with the amendment of these articles or any merger, consolidation, transfer of corporate assets or dissolution of or involving the corporation, such action or approval shall be taken or given only upon the affirmative vote of not less than two-thirds of the number of shares entitled to vote on the particular question.


                                  ARTICLE VII

Whenever the affirmative vote of shareholders is required to authorize or constitute corporation action, the consent in writing to each action signed only by shareholders holding that proportion of the total voting power on the question which is required by law or by these Articles of Incorporation, whichever requirement is higher, shall be sufficient for the purpose, without necessity for a meeting of shareholders.


                                  ARTICLE VIII

The number of directors of the corporation shall be such number, not less than 5 nor greater than 25, as shall be designated in the by-laws, or if not so designated, as shall be elected from time to time by the shareholders.

Any director absent from a meeting of the Board of Directors or any committee thereof may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.



                                   ARTICLE IX

Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the corporation, and the corporation's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price, or (b) issuance of any shares, ownership of which has reverted to the corporation pursuant to this Article IX, to the entity who or which would be entitled thereto had such reversion not occurred.





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                                   ARTICLE X

The name and post office address of the incorporator is:

                                  Cathy E. Chessin
                                  2350 Pan-American Life Center
                                  601 Poydras Street
                                  New Orleans, Louisiana 70130




REFERENCE: SEE NEW ARTICLE XI ADOPTED APRIL 11, 1988.




WITNESSES:
S/                                 S/CATHY E. CHESSIN
S/                                 Incorporator

IN WITNESS WHEREOF, the incorporator has signed and acknowledged these Articles of Incorporation on this 4th day of January, 1983.

WITNESSES:
S/                                 S/CATHY E. CHESSIN
S/





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                             ARTICLES OF AMENDMENTS
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                       NEW IBERIA NATIONAL BANCORP, INC.



ARTICLE I AMENDED APRIL 11, 1988. THE NAME OF THE CORPORATION BE CHANGED FROM NEW IBERIA NATIONAL BANCORP, INC. TO THE NEW IBERIA BANCORP, INC.

ARTICLE 1

         The name of the corporation is The New Iberia Bancorp, Inc.




ARTICLE IV AMENDED JUNE 27, 1983.

ARTICLE IV

         In the election of directors, each shareholder of record shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected, and to cast all such votes for one candidate, or to distribute them among any two or more candidates.





ARTICLE XI ADOPTED APRIL 11, 1988. INDEMNIFICATION AND LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS; INSURANCE.



ARTICLE XI



         The officers and directors of this corporation shall be indemnified and their liability for monetary damages limited to the fullest extent permitted and/or required by law, more specifically in accordance with La. R.S. 6:286; 6:291; 6:213 and its in Corporation of R.S. 12:24, or as they are hereinafter amended or provisions of the law enacted.



         In addition, the corporation may insure against liability any person in his capacity as a director, officer, employee, or agent of the corporation to the fullest extent allowed by law.





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                             ARTICLES OF AMENDMENTS
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                          THE NEW IBERIA BANCORP, INC.



ARTICLE III AMENDED APRIL 17, 1995. DELETED ARTICLE III IN ITS ENTIRETY AND REPLACED IT WITH A NEW ARTICLE III.

ARTICLE III

         (a) This Corporation has authority to issue an aggregate of Ten Million (10,000,000) share of capital stock, all of which are designated common stock having no par value per share.

         (b) Upon the amendment of this Article III to include this subsection (b), each share of outstanding common stock of this Corporation outstanding on that date shall be converted automatically and without any further action into 40 shares of common stock of this Corporation and the amounts held in all capital accounts maintained by the Corporation with respect to the common stock on that date shall be transferred automatically in toto to capital accounts maintained with respect to the newly-converted common stock.





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THESE ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF THE NEW IBERIA
BANCORP, INC. WAS FILED WITH THE SECRETARY OF STATE, STATE OF LOUISIANA ON APRIL 19, 1995, IN THE RECORD OF CHARTERS BOOK 344, AS FOLLOWS:

BE IT KNOWN, that on this 18th day of April 1995,

BEFORE ME, Cathy E. Chessin, a Notary Public, duly commissioned and qualified, in and for the Parish of Iberia, and in the presence of the witnesses hereinafter named and undersigned:

                          PERSONALLY CAME AND APPEARED

Ernest Freyou and Robert Eppley, appearing herein and acting for The New Iberia Bancorp, Inc. (of which corporation they are, respectively, President and Secretary), a corporation organized and existing under the laws of the State of Louisiana, domiciled in the Parish of Iberia, State of Louisiana, organized by Articles of Incorporation dated January 4, 1983, as amended from time to time thereafter, who declared that pursuant to resolution of the shareholders of the corporation, adopted at the annual meeting of shareholders of the corporation held on April 17, 1995 at 10:00 a.m., at New Iberia, Louisiana, they now appear for the purpose of executing this act of amendment and putting into authentic form the amendment so agreed to by the vote of the shareholders of said corporation.

AND THE SAID APPEARERS further declared that by vote of the shareholders of the corporation at the Annual Meeting of the Shareholders of the Corporation held April 17, 1995, it was resolved that the Articles of Incorporation of the corporation be amended by deleting Article III in its entirety and replacing it with a new Article III, which provides as follows:


         (a) This Corporation has authority to issue an aggregate of Ten Million (10,000,000) share of capital stock, all of which are designated common stock having no par value per share.

         (b) Upon the amendment of this Article III to include this subsection (b), each share of outstanding common stock of this Corporation outstanding on that date shall be converted automatically and without any further action into 40 shares of common stock of this Corporation and the amounts held in all capital accounts maintained by the Corporation with respect to the common stock on that date shall be transferred automatically in toto to capital accounts maintained with respect to the newly-converted common stock.

AND THE SAID APPEARERS further declared that of the 49,794 issued and outstanding shares of the corporation, 48,787 shares voted for the said amendment, 93 shares voted against the said amendment, and 344 shares abstained; 49,224 shares were represented at the meeting.





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AND THE SAID APPEARERS further declared that prior to the effective date of these Articles of Amendment, each of the 49,794 issued and outstanding shares of the Corporation has a par value of $10.00 and that upon the effective date of these Articles of Amendment, each of the 1,991,760 shares of the Corporation issued and outstanding after the stock split effectuated by the amendment will have no par value.

AND THE SAID APPEARERS having requested me, Notary, to note said amendment in authentic form, I do by these presents receive said amendment in the form of this public act to the end that said amendment may be promulgated and received and thus be read into the original Articles of Incorporation of The New Iberia Bancorp, Inc., as hereinabove set forth.




THUS DONE AND PASSED, in New Iberia, Louisiana, on the day, month and year first above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearers and me, Notary, after a due reading of the whole.

                                           THE NEW IBERIA BANCORP, INC.

                                           BY: S/ERNEST FREYOU
                                               PRESIDENT

                                           BY: S/ROBERT EPPLEY
                                               SECRETARY

S/CATHY E. CHESSIN
NOTARY PUBLIC





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